EXHIBIT 5

                          BATCHER, ZARCONE & BAKER, LLP
                                ATTORNEYS AT LAW


     SOUTH BAY OFFICE                                         KAREN A. BATCHER
4190 BONITA ROAD, SUITE 205                                 kbatcher@bzblaw.com
  BONITA, CALIFORNIA 91902                                       ------------
 TELEPHONE: 619.475.7882                                   ADDITIONAL SAN DIEGO
 FACSIMILE: 619.789.6262                                         OFFICES


                                  July 6, 2006

Mr. Sean Mitchell, President
Mattmar Minerals, Inc.
#208-828 Harbourside Drive
North Vancouver, BC V7P 3R9

Re: Legal Opinion Pursuant to SEC Form SB-2
    Registration Statement - Mattmar Minerals, Inc.

Ladies and Gentlemen:

You have requested my opinion as special counsel for Mattmar Minerals, Inc., a Nevada corporation (the "Company") for the limited purpose of rendering this opinion in connection with the Company's Registration Statement on Form SB-2 and the Prospectus included therein (collectively the "Registration Statement") relating to a proposed offering by the Company to the public of a maximum of 3,000,000 shares of the Company's Common Stock, $.01 par value (the "Shares"), to be filed with the Securities and Exchange Commission. I was not engaged to prepare or review, and I have not prepared or reviewed, any portion of the Registration Statement, and I hereby disclaim any responsibility for the Registration.

The following opinion is based upon the Securities Act of 1933 as amended (the "Act") and Nevada securities laws, including without limitation, the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.

The Shares are to be offered by the Company in a best efforts, direct public offering without any involvement of underwriters, as described in the Registration Statement. We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and written and oral statements of officers and accountants of the Company and of public officials, and other documents that we have considered necessary and appropriate for this opinion.

Upon the basis of the foregoing, we are of the opinion that the Shares, when sold pursuant to and in accordance with the Registration Statement and the documents described therein, will be validly issued, fully paid and nonassessable.


                                 MAILING ADDRESS
              4252 BONITA ROAD, #151 O BONITA , CALIFORNIA O 91902

Mr. Mitchell
July 3, 2006
Page 2


The foregoing opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Nevada.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Regards,

BATCHER ZARCONE & BAKER, LLP


/s/ Karen A. Batcher, Esq.